UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Express Scripts, Inc.

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EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 23, 2007

The 2007 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 23, 2007, at 9:30 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the Company’s current fiscal year;

3.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 30, 2007, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Thomas M. Boudreau
Senior Vice President, General Counsel and Secretary

One Express Way
Saint Louis, Missouri 63121
April 23, 2007

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation, which we refer to as the “Company”, to be voted at our 2007 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at our principal executive offices, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 23, 2007, at 9:30 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 23, 2007.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of our company as of March 30, 2007, or the “record date”, and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 23, 2007.

What Am I Voting On?

You are voting on two items:

1. Election of directors (see page 3); and

2. Ratification of PricewaterhouseCoopers LLP as independent registered public accountants for 2007 (see page 39).

How Do I vote?

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-PROXIES (1-800-776-9437)

•	by Internet at www.voteproxy.com

•	by completing and returning your proxy card

•	by written ballot at the meeting

Street Name Holders:  Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What Are The Voting Recommendations Of The Board Of Directors?

Our board recommends the following votes:

1. FOR each of the nominees as directors; and

2. FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2007.

Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to George Paz and Thomas M. Boudreau to vote on such matters in their discretion.

Who Is Entitled To Vote At The Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of our common stock you owned on the record date.

How Many Votes Can Be Cast By All Stockholders?

136,069,935, consisting of one vote for each share of our common stock outstanding on the record date. There is no cumulative voting.

How Many Votes Must Be Present To Hold The Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the record date, or 68,034,968 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required To Approve Each Proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will not be voted, although it will be counted for the purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Can I Change My Vote Or Revoke My Proxy?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access Express Scripts’ Proxy Materials And Annual Report Electronically?

This proxy statement and the 2006 annual report are available in the Investor Information section of our website at www.express-scripts.com. Information on our website does not constitute part of this proxy statement. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail by registering at our website. By electing to receive these materials electronically, you can save us the cost of producing and mailing these documents.

Who Can Attend The Annual Meeting?

Any Express Scripts stockholder as of March 30, 2007 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) for the nominees for director named in this proxy statement; (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2007; and (iii) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment or postponement of the meeting.

I.  ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our board has nominated the eleven current directors and one new candidate, Dr. Woodrow Myers, to be elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless otherwise specified, all proxies will be voted in favor of the twelve nominees listed below for election as directors of our company.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by our board and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting. Our board has determined that, in its judgment, with the exception of Mr. Paz, who is also an executive officer of our company, and Mr. Toan who retired as an executive officer of our company in March 2005, all of the members of our board of directors and the new candidate, Dr. Myers, are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

The following information is furnished as of March 1, 2007, for each of the nominees for our Board of Directors:

Name, Position and Principal Occupation

Gary G. Benanav, 61, was elected a director of Express Scripts in January 2000. Mr. Benanav served as Vice Chairman and a Director of New York Life Insurance Company or “New York Life”, a life insurance and financial services company, from November 1999 until his retirement in March 2005. Mr. Benanav also served as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. He was Executive Vice President of New York Life from December 1997 until November 1999. He is also a director of Barnes Group, Inc.

Frank J. Borelli, 71, was elected a director of Express Scripts in January 2000. Mr. Borelli has been a Senior Advisor to Stone Point Capital, an investment management company and formerly a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. or “M&MC”, a global professional services firm, since his retirement from M&MC in January 2001. Prior thereto, he was Senior Vice President of M&MC from April 2000 to December 2000. He is also a director and Audit Committee Chairman of Genworth Financial, Inc. and is a director of the Interpublic Group of Companies and a director of Signal Holdings Inc., an investee company of Trident Fund, which is managed by Stone Point Capital LLC.

Maura C. Breen, 51, was elected a director of Express Scripts in July 2004. Ms. Breen is Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon”, a provider of communications services, a post to which she was appointed in March 2006. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003, and as Group Vice President, Verizon Long Distance from April 1999 through July 2001.

Nicholas J. LaHowchic, 59, was elected a director of Express Scripts in July 2001. Mr. LaHowchic has served as President and Chief Executive Officer of Limited Logistics Services, Inc. or “LLS”, from October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, from April 2004 until his retirement in February 2007. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Mr. LaHowchic is also a director of Advance Auto Parts Inc.

Thomas P. Mac Mahon, 60, was elected a director of Express Scripts in March 2001. Mr. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp”, the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement on December 31, 2006. Mr. Mac Mahon, who has been a director of LabCorp since April 1995, will continue serving as Chairman of the Board of LabCorp, a position he has held since April 1996.

Woodrow A. Myers Jr., M.D., 53, is being nominated for election as a director at the upcoming annual meeting. Dr. Myers has served as the Managing Director of Myers Ventures, LLC, a healthcare consulting company, since December 2005. Previously, Dr. Myers served as Executive Vice President and Chief Medical Officer of Wellpoint, Inc, a health benefits company, from September 2000 through December 2005. Dr. Myers is also a director of Genomic Health, Inc. and ThermoGenesis Corp.

John O. Parker, Jr., 62, was elected a director of Express Scripts in July 2001. Mr. Parker has served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker was a General Partner of Care Capital, LLC, a venture capital firm, from October 2000 to December 2001. Mr. Parker also serves on the boards of PHT Corporation and Medical Present Value, Inc., both privately held companies.

George Paz, 51, was elected a director of Express Scripts in January 2004 and has served as Chairman of the Board since May 2006. Mr. Paz was first elected President of Express Scripts in October 2003 and also assumed the role Chief Executive Officer of Express Scripts on April 1, 2005. Mr. Paz joined Express Scripts and was elected Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Express Scripts’ Chief

Financial Officer following his election to the office of President until his successor joined Express Scripts in April 2004.

Samuel K. Skinner, 68, was elected a director of Express Scripts in February 2004. Mr. Skinner has been Of Counsel with the law firm of Greenberg Traurig, LLP since 2004. Mr. Skinner previously served as President, Chief Executive Officer and a director of USF Corporation (formerly USFreightways Corporation) or “USF”, a transportation, freight forwarding and supply chain management company, from 2000 until his retirement in 2003. Mr. Skinner was also Chairman of the Board of USF from 2001 until his retirement. Mr. Skinner is also a director of Navigant Consulting, Inc., Midwest Air Group, Inc., Diamond Management and Technology Inc., Dade Behring Holdings, Inc., and the Chicago Board Options Exchange.

Seymour Sternberg, 63, was elected a director of Express Scripts in March 1992. Mr. Sternberg currently is the Chairman of the Board and Chief Executive Officer of New York Life and has served in this capacity since April 1997. From October 1995 until October 2002, he was the President of New York Life, and from October 1995 until March 1997 he also held the position of Chief Operating Officer of New York Life. Mr. Sternberg is also a director of CIT Group, Inc., and is a director/manager of various New York Life subsidiaries.

Barrett A. Toan, 59, was elected a director of Express Scripts in October 1990 and served as Chairman of the Board from November 2000 until May 2006. Mr. Toan was Express Scripts’ Chief Executive Officer from March 1992 until his retirement in March 2005. Mr. Toan was an executive employee of Express Scripts from May 1989 until his retirement and served as President of Express Scripts from October 1990 to April 2002. Mr. Toan is also a director of Sigma-Aldrich Corporation, a specialty chemical company, and Genworth Financial, Inc., an insurance and financial services company.

Howard L. Waltman, 74, has been a director of Express Scripts since its inception in September 1986, and has served as Presiding Director since October 2006. Mr. Waltman served as Chairman of the Board of Express Scripts from March 1992 until November 2000. Mr. Waltman is also a director of Infocrossing, Inc. and Emergent Group, Inc.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require board approval, our board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board.  Our board has four standing committees of the Board of Directors: the Audit Committee, the Compensation and Development Committee or the “Compensation Committee”, the Corporate Governance Committee, and the Compliance Committee. Each committee has a written charter and is composed entirely of directors deemed to be, in the judgment of our board, independent in accordance with Nasdaq listing standards. Our board of directors met seven times in 2006. Each director attended at least 75% of the total number of meetings of the board and the board committees of which he or she was a member in 2006. While we do not have a formal policy requiring members of the board to attend the annual meeting, we encourage all directors to attend. All of the board’s eleven members attended the annual meeting in 2006. The following table lists the members, primary functions and number of meetings held for each of the committees:

		Meetings
Members	Principal Functions	in 2006

Audit Committee Frank J. Borelli (Chair)* Maura C. Breen Nicholas J. LaHowchic John O. Parker, Jr.	• Assist the board in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent accountants.	8

* Mr. Borelli has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules
• Select, retain and oversee our independent accountants.

• Review our annual and interim financial statements.

• Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

Compensation & Development Committee Gary G. Benanav (Chair) Thomas P. Mac Mahon Howard L. Waltman	• Review and approve our stated compensation strategy. • Review annually the performance of our Chief Executive Officer. • Review and approve compensation, and set performance criteria for compensation programs, for all of our senior executives. • Review and make recommendations to the Corporate Governance Committee regarding compensation of directors. • Approve forms of employment agreements for our senior executives. • Approve and oversee the administration of our employee benefit plans and incentive compensation programs.	7

Compliance Committee Nicholas J. LaHowchic (Chair) Samuel K. Skinner Seymour Sternberg	• Review and make recommendations to the board addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Corporate Code of Conduct at least annually and make recommendations to the board with respect to changes to the Code of Conduct. • Meet regularly with our management to assess our compliance policies and procedures. • Review and approve a Code of Business Conduct and Ethics, and oversee implementation by management of procedures intended to ensure compliance with such Code.	4

Corporate Governance Committee Howard L. Waltman (Chair) Frank J. Borelli John O. Parker, Jr. Seymour Sternberg	• Establish criteria for membership of our board of directors and its committees. • Select and nominate candidates for election or reelection as directors at our annual stockholders’ meeting. • Consider stockholder recommendations for and nominations of candidates for election as directors. • Recommend candidates to fill any vacancies on our board of directors. • Review and make recommendations to the board regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board. • Approve and make adjustments to our policies regarding compensation of directors.	4

Our board has not determined which committee(s) Dr. Myers may sit on if elected to the board.

Presiding Director.  Our corporate governance guidelines were revised in October 2006 to call for the selection of a Presiding Director of the board at such times as the position of chairman of the board is held by a member of management. The Presiding Director is a non-employee director selected by the other non-employee directors whose duties include the following:

•	chair all meetings or executive sessions of the non-employee or independent directors; and

•	review and provide input to the scheduling of, and agendas for, the board and committee meetings.

Mr. Waltman was elected as Presiding Director of our board in October 2006.

DIRECTORS’ COMPENSATION

Directors who are employed by our company or its subsidiaries do not receive compensation for serving as directors. Directors who were not employees of our company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

• $45,000 for the Audit Committee Chairperson,

• $40,000 for the Compensation and Development Committee Chairperson,

• $35,000 for other Committee Chairpersons, and

• $30,000 for the other non-employee directors;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards under our 2000 Long-Term Incentive Plan, as amended or the “2000 LTIP”, as follows:

•	an equity grant with a notional value of $115,000 on the date of the first board meeting each such director attends as a non-employee director, and

•	annual equity grants with a notional value of $200,000 granted on the date of each annual meeting of stockholders, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

The equity grants are divided between shares of restricted stock and stock-settled stock appreciation rights, or “SSARs”, as follows:

•	One-third of the value of the equity grant in shares of restricted stock, valued based on the fair market value of our common stock as of the grant date; and

•	Two-thirds of the value of the equity grant in SSARs, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model).

All of the SSARs granted to the non-employee directors under the 2000 LTIP have an exercise price of 100% of the fair market value of the shares on the date they are granted, and a seven-year term. The SSARs and restricted stock vest ratably over three years, with accelerated vesting upon the director’s retirement, provided that the director’s combined age and years of service on the Board total at least 75, or upon the failure by the Company to renominate the director for election.

The following table provides information regarding our compensation of non-employee directors for 2006:

DIRECTOR COMPENSATION IN 2006

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash ($)	($)(1)	($)(2)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Gary Benanav(3)	$63,000	$27,172	$152,388				$242,560
Frank Borelli(4)	$78,000	$27,172	$152,530				$257,702
Maura Breen(5)	$54,000	$27,172	$142,866				$224,038
Nicholas LaHowchic(6)	$69,000	$27,172	$159,839				$256,011
Thomas P. Mac Mahon(7)	$52,000	$27,172	$166,245				$245,417
John O. Parker(8)	$63,000	$27,172	$159,839				$250,011
Samuel K. Skinner(9)	$48,000	$27,172	$170,297				$245,469
Seymour Sternberg(10)	$56,000	$27,172	$152,388				$235,560
Barrett Toan(11)	$42,000	$27,172	$157,423			$143,226(12)	$369,821
Howard Waltman(13)	$67,000	$27,172	$152,530				$246,702

(1)	Each director received a restricted stock award on May 24, 2006 of 928 shares which vests 33 1/3% per year on each of the first three anniversaries of the date of the grant. Grant date fair value was $66,695. Stock awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 21.

(2)	Each director received a grant of 4,685 SSARs on May 24, 2006, which vests 33 1/3% per year on each of the first three anniversaries of the date of the grant. Grant date fair value was $133,337. The stock options and SSARs represented in column (d) have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 21.

(3)	At year-end, Mr. Benanav held 18,411 vested options, 13,205 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(4)	At year-end, Mr. Borelli held 104,000 vested options, 12,000 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(5)	At year-end, Ms. Breen held 10,000 vested options, 11,000 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(6)	At year-end, Mr. LaHowchic held 0 vested options, 11,353 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(7)	At year-end, Mr. Mac Mahon held 36,000 vested options, 12,000 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(8)	At year-end, Mr. Parker held 42,707 vested options, 11,353 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(9)	At year-end, Mr. Skinner held 18,000 vested options, 15,000 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(10)	At year-end, Mr. Sternberg held 26,411vested options, 13,205 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(11)	At year-end, Mr. Toan held 645,600 vested options, 0 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

(12)	Consulting Fees paid in accordance with Consulting Agreement dated March 24, 2005, as described below.

(13)	At year-end, Mr. Waltman held 12,000 vested options, 12,000 unvested options, 928 shares of unvested restricted stock, and 4,685 unvested SSARS.

Consulting Agreement with Mr. Toan

On March 24, 2005, we entered into a consulting agreement with Mr. Toan which expired on May 24, 2006. Under the consulting agreement, Mr. Toan agreed to serve as non-executive Chairman of the Board, and to provide us with certain consulting services. As compensation for services performed as non-executive Chairman, Mr. Toan received only compensation at such times and in such amount as we pay under the policy generally in effect for non-

employee directors. In addition, Mr. Toan received compensation for up to thirty-five hours per month of consulting services in the amount of $30,000 per month. The consulting agreement ended on the date of our 2006 annual meeting and was not renewed.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters.  We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues. Copies of these Guidelines as well as the Charters for each of our board committees can be found on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com (information on our website does not constitute part of this proxy statement).

Code of Ethics.  We have adopted a Code of Ethics which applies to all of our directors, officers, and employees including our senior financial officers. A copy of the Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. We will post any amendments to the Code of Ethics, or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

Communicating with the Directors.  Stockholders wishing to communicate with our board of directors or with an individual board member with respect to our company may do so by writing to the board or the specific board member, and mailing the correspondence to: Attention: Corporate Secretary, Express Scripts Inc., One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board.

Selection of Nominees for the Board of Directors.  The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for selecting nominees to be presented for election to the board at our annual meeting of stockholders. In evaluating potential director candidates, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board;

•	the nominee’s qualifications for membership on certain committees of the board;

•	any potential conflicts of interest involving the nominee; and

•	the make up and diversity of our existing board.

In identifying potential candidates for the board, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the board. In the past, the Corporate Governance Committee has engaged the firm of Spencer Stuart to assist with director searches, including the search which resulted in the nomination of Dr. Myers. The Corporate Governance Committee will also consider candidates recommended by stockholders, and will consider them on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board may do so by submitting a written recommendation to the committee in accordance with our procedures for the submission of “Stockholder Proposals,” as set out in our Bylaws (See “Stockholder Proposals” beginning on page 40). For a nominee to be considered, the following information must be submitted in accordance with the required procedures:

•	the name, age, business and residence addresses, principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information and trading history over the preceding 24 months for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on one hand, and our company or our management on the other hand;

•	a description of any material proceedings to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party that are adverse to our company;

•	a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made; and

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

We are a party to a Stockholder and Registration Rights Agreement with New York Life which, among other things, originally gave New York Life the right to nominate two candidates for election to our board, subject to certain stock ownership and other conditions as described in “Certain Relationships and Related Party Transactions — Relationship with New York Life — Stockholder and Registration Rights Agreement” beginning on page 37. Following a series of transactions in 2003, New York Life’s nomination right was reduced to one candidate, and, following additional transactions in 2006, New York Life’s right to nominate a candidate to our board was eliminated.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Discussion and Analysis explains our compensation policies, programs and practices for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers, as named in the Summary Compensation Table on page 21. We refer to these individuals collectively as the “named executives” or the “named executive officers.”

The broad topics discussed in this analysis include:

•	our compensation philosophy and objectives — alignment, pay for performance and retention;

•	how we implement our compensation objectives, including the role of the Compensation and Development Committee, or the “Committee”, management and the Committee’s compensation consultant;

•	our primary compensation vehicles, including base salary, the annual cash bonus and long-term equity awards; and

•	compensation decisions for 2006.

Compensation Philosophy and Objectives

Aligning Compensation with Stockholder Interests.  One of the primary goals of our compensation structure is to align the interests of our executives with our stockholders through compensation vehicles which reward the achievement of established intermediate and long-term goals with the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this goal of alignment include the following:

•	grants of time-vested stock-settled stock appreciation rights, or “SSARs”, and time-vested restricted stock awards under our 2000 Long Term Incentive Plan, or the “2000 LTIP”;

•	grants of performance shares, which are intended to focus the executives on actions which are likely to facilitate stockholder return, growth in earnings per share and return on invested capital;

•	executive stock ownership guidelines under which executives are expected to maintain significant holdings of fully vested shares of our common stock; and

•	an annual cash incentive bonus plan, the funding and calculation of which is dependent upon the achievement of certain key, budgeted financial measures.

Rewarding Annual and Long-Term Performance.  Our compensation structure is also intended to reward the achievement of certain annual and long-term performance objectives by the individual executives, our distinct business units, and our company overall. This objective, in many ways, overlaps the alignment objective and is achieved through some of the same compensation vehicles. The elements intended to reward annual and/or long-term performance include the following:

•	the annual bonus plan, which is designed to focus the executives on individual, business unit and/or company-wide annual workplan goals, and which requires the achievement of certain key financial goals for funding;

•	the performance share grants, which are contingent upon performance versus a peer group of companies in certain key financial metrics over a three-year period; and

•	the SSAR and restricted stock grants, the value of which is dependent upon growth in our stock price over a period of several years.

Attracting and Retaining Talented Executives.  In a constantly growing and changing business, it is vital that we be able to continually attract and retain superior employees in key executive positions. The key compensation elements aimed at accomplishing this goal include the following:

•	a compensation package consisting of base salary, potential annual bonus plan awards, and equity grants, which is, both as a whole and by component, competitive with that offered by a peer group of companies;

•	equity awards which vest over time and thus encourage retention;

•	employment agreements with our key executives containing severance and change in control provisions; and

•	an Executive Deferred Compensation Plan, or the “EDCP”, which provides a tax-advantaged method for executives to save for their retirement and under which we have historically made cash awards which generally do not vest for three years.

Implementing our Compensation Objectives

Compensation Committee Members and the Compensation Committee Charter.  The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee includes three independent directors — Gary G. Benanav (Chair), Thomas P. Mac Mahon and Howard L. Waltman. Each of

these directors satisfies the independence requirements of the Nasdaq Global Select Market. A Charter for the Compensation Committee was adopted in November 2000 and amended in December 2002. A copy of the Charter can be found on the Corporate Governance page in the Investor Information section of the website at www.express-scripts.com (information on our website does not constitute part of this proxy statement).

The Committee’s principal functions, as set forth in the Charter, include:

•	Review and approve our compensation strategy.

•	Annually review the performance of the Chief Executive Officer.

•	Review and approve compensation for all senior executives.

•	Set performance criteria for senior executive compensation programs.

•	Review and make recommendations to the Corporate Governance Committee regarding director compensation.

•	Approve employment agreements with our senior executives.

•	Approve and oversee the administration of the employee benefit plans and incentive compensation programs.

The Committee may, and has, delegated its authority to make certain equity grants to employees below the level of vice president to our Chief Executive Officer. Despite this delegation, the Committee generally considers and approves all such grants whenever practicable.

The Charter is reviewed at least annually by both the Committee and the Corporate Governance Committee of the board. The Committee is scheduled to meet four times per year to consider compensation activities applicable to senior executives and other matters. Additional meetings may be scheduled as required by the Committee.

Role of Management in Establishing Compensation.  Management generally prepares the meeting materials for the Committee in advance of its meetings. The compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered. In the meetings, management generally will request that the Committee consider and approve compensation changes for senior executives and equity grants for newly hired or promoted senior executives. Management also may ask that additional issues involving compensation policies or design be considered. During the annual evaluation process, the Chief Executive Officer is given the opportunity to evaluate senior executives for purposes of annual merit increases, annual incentive payments and long term equity grants. The Committee makes all compensation decisions for the named executives and other members of our senior management team. However, the Chief Executive Officer and certain other members of management may also provide recommendations to the Committee on these matters.

Management is asked to assist in conducting the meetings and to provide applicable data, information and other resources. The Committee’s independent compensation consultant also participates on an as-needed basis. As part of their regular meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters below the senior executive level which generally reflect the compensation philosophy and direction established by the Committee in setting compensation for senior management.

Role of the Compensation Consultant.  The Committee has traditionally engaged a nationally recognized consulting firm, or the “compensation consultant”, to review alternatives and to provide advice regarding appropriate compensation levels for the senior executive officers. As requested, the compensation consultant also provides data and analysis to support its recommendations and advice. The current compensation consultant, Watson Wyatt Worldwide, was selected in 2005 following a detailed RFP process managed by the Committee. The Committee considered several national consulting firms and, following interviews and evaluation by the Committee, Watson Wyatt Worldwide was retained. The Committee is solely responsible for commissioning the work of the compensation consultant. The consultant is independent of management and does no other executive compensation work for the company, although the consultant has provided salary survey information to management for employees other than senior executives. The Committee has authority to hire and dismiss the compensation consultant and budgetary authority to establish engagements with the consultant. Management is copied on the work by the compensation consultant and discusses work in progress at the discretion of the Committee. The bills for consulting work go first to the Committee and then to our company for payment. As requested, a representative of the compensation consultant may attend the meetings of the Committee in person or by telephone.

The role of the compensation consultant is to provide independent, expert advice to the Committee on the design and level of compensation paid to our senior executives. To do this, the consultant compares the compensation elements for the senior executive officers, including the Chief Executive Officer, with the compensation received by executives in comparable positions at a peer group of companies. The Committee considers these peer group pay levels one of the factors utilized in arriving at its final compensation decisions. It is the Committee’s current intention to conduct a benchmark study annually to assure that the senior executives are compensated appropriately from a competitive and design perspective. Following its analysis, the compensation consultant makes recommendations for consideration by the Committee.

Management does not currently engage a separate executive compensation consultant.

Benchmarking of Executive Compensation Programs.  Our compensation approach is to combine base pay, annual incentive pay, and long-term incentive awards to create a total package that is, in general, approximately at the median compensation level for executive officers of a peer group of companies if financial and non-financial objectives are achieved, and that can be at or above the 75th percentile of such compensation level if “stretch” financial and non-financial goals are achieved.

Analysis by the compensation consultant identified a group of 11 companies judged to be comparable to the company, which we refer to as the “peer group companies”, based on their revenue and market capitalization, industry, similarity to our company and complexity. These peer group companies are:

AmerisourceBergen Corp.	Medco Health Solutions, Inc
Caremark Rx, Inc. (recently acquired by CVS)	Omnicare, Inc.
Coventry Health Care, Inc.	Patterson Companies Inc.
Health Net, Inc.	Quest Diagnostics, Inc.
Humana, Inc.	Henry Schein, Inc.
Laboratory Corporation of America Holdings

The peer group companies recommended by the compensation consultant and approved by the Committee include companies different from those in the peer group index in the stock performance graph included in our annual report to stockholders. With the exception of Caremark Rx, Inc, which was recently acquired, all of the peer group companies are public companies in the health care industry. The compensation consultant also compiled a secondary peer group of 54 companies from various industries; however, this group did not substantially influence any compensation decisions. The Committee expects it will be necessary, as a result of mergers, acquisitions and other changes, to update the list of peer group companies periodically in order to maintain a sufficient number of companies for pay comparisons. For example, the Committee will consider and decide how to account for the recent acquisition of Caremark Rx, Inc.

The Committee annually reviews and assesses the compensation levels provided by the compensation consultant for executive officers at the peer group companies, and also evaluates the financial and market performance of the peer group companies in making compensation decisions. In addition, the Committee also reviews publicly available compensation information contained in SEC filings and published survey information provided by various consulting firms. This review constitutes one of the factors the Committee uses in determining the appropriate pay levels for the senior executives. The review involves compensation received by executives in comparable positions and looks at the various elements of the compensation package and how these elements support corporate objectives.

Components of Executive Compensation

The Committee has structured an executive compensation program comprised of three primary components: base pay, annual incentive pay, and long-term incentive pay. Segmenting and stratifying the elements of executive compensation helps focus compensation resources where they will be most effective.

Base Pay.  Adequate and competitive base pay allows for the recruitment of high caliber executives and helps to reduce turnover. The Committee uses base pay at the peer group companies as a reference point for equivalent or similar positions with us. The Committee determines the salary for each of the executive officers by considering the value and performance of the executive, recommendations by management (for executives other than the Chief Executive Officer) and the compensation consultant, the level and scope of responsibilities of the position, and the pay levels of similarly positioned executive officers in the peer group companies. Competitive pay levels are represented in median pay for the positions at the peer group companies and other sources as well as recommended pay range alternatives provided by the compensation consultant. At the senior executive level, results applicable to the business unit or functional division headed by the executive are also factored into decisions related to changes in the base pay of the executive.

The Committee typically reviews salary levels annually as part of our performance review process or upon a promotion or significant change in an executive’s responsibilities. Salary increases are based on both individual performance and changes in our overall budget for compensation. Changes in salary for the named executives and other members of senior management are approved by the Committee and annual changes are generally effective each year as of April 1.

Annual Incentive Bonus Pay.  We believe the annual bonus plan provides us with a valuable tool to assist in focusing executives on accomplishing current operational and financial objectives over a one-year period. Each executive has a bonus target which is stated as a percentage of his or her annual base salary. The targets are set by the Committee taking into consideration the annual incentive pay levels existing at the peer group companies for similar positions as well as the other factors described above with respect to the determination of base pay. Payouts under the annual incentive program are determined as follows:

•	Each year during the fourth quarter, the board of directors meets and approves a company-wide budget for the next calendar year which includes budgeted targets for earnings per share, or “EPS”, and earnings before interest, taxes, depreciation and amortization, or “EBITDA”. The Committee also holds a meeting during the fourth quarter at which time it establishes the EPS and EBITDA targets for the annual bonus plan based on the budgeted numbers, as well as separate EBITDA targets for our various operating groups. The Committee also approves certain key non-financial corporate goals to be considered in determining the actual payouts under the Annual Bonus Plan.

•	Funding of the bonus pool is first dependent on achievement of the EPS target. If the EPS target is achieved or exceeded, then funding of the bonus pool is initially set at 100%. If the EPS target is not achieved then an adjusted bonus pool may be submitted to the Committee for approval.

•	Assuming the EPS target is achieved or exceeded, funding above or below the 100% funding level is governed by our performance against the EBITDA target. If the EBITDA target is exceeded, then 50% of incremental EBITDA is used to supplement the bonus pool, with a maximum total bonus pool of two times the originally-budgeted funding level. If the EBITDA target is not met, the pool is reduced by 50% of the EBITDA shortfall until either the EBITDA target is achieved or the bonus pool reaches zero.

•	The bonus pool remaining after any required adjustment is further adjusted by operating group (pharmacy benefit management, specialty and ancillary services, and Canadian operations) to reflect the attainment of each such group’s individual EBITDA goals.

•	Actual bonus awards for executive officers are determined based on the following factors:

•	the appropriate operating group’s bonus pool funding factor, which can range from 0 to 200% based on financial results for the operating group and our company as a whole; and

•	the executive officers’ respective bonus targets, which range from 60% to 120% of base salary. These percentages can be adjusted from 0% to 150% of target based on performance against individual goals as determined through an evaluation by the Committee (and, in the case of senior executives, also by the Chief Executive Officer) of the extent to which non-financial goals were achieved.

•	Once all of the factors have been determined, each executive’s individual award (between 0% and 150% of target) is multiplied by the percentage bonus pool for the company target, or the relevant operating group (in either case between 0% and 200%). Commencing with the 2007 awards, notwithstanding this formula, in no event may a senior executive’s bonus award exceed 250% of target, with a 200% maximum for the Chief Executive Officer.

In 2006, the 2000 LTIP was amended to permit cash awards to be granted under the plan. This permits us to enhance the tax deductibility of annual bonus plan awards made to the named executive officers, as discussed under “Deductibility of Compensation” on page 19. Bonus awards made under the 2000 LTIP are granted at the maximum achievable level (i.e. 250% of target for most of the named executives), are conditioned upon the achievement of a minimum EPS target, and are subject to the downward discretion of the Committee. The annual bonus awards for the named executives for 2007 (to be paid in 2008) are the first to be awarded under the 2000 LTIP.

Long-Term Incentive Awards.  The Committee believes that our long-term compensation program should orient and align senior executives with the interests of stockholders and focus the executives’ efforts on our long-term success. The long-term incentive awards are designed to retain executives and motivate them toward results that exceed those of the peer group companies. The long-term compensation program consists of grants of stock-settled stock appreciation rights, or “SSARs,” restricted stock and performance shares. These equity grants increase in value if the market value of our common stock appreciates over time. For that reason, our executives are motivated to engage in behaviors that will increase the long-term value of our common stock and thereby benefit all stockholders.

Each executive officer receives an equity grant upon employment (or upon promotion to senior executive status) and, in the past, typically has received an additional annual equity grant each succeeding year. The Committee believes that providing equity compensation opportunities provides a clear and powerful motivation to the executive team to achieve financial and operational objectives that will, over time, increase the market price of our common stock. The purpose of these grants for newly-hired executives is to provide incentive for high potential individuals to join the company and/or to compensate them for equity compensation they may have forfeited when leaving their prior employer. In the past, several of our senior executives also received special grants of non-qualified stock options and/or restricted stock in connection with their entering into employment agreements. Our current form of employment agreement for our executives does not provide for equity grants.

In connection with the 2005 executive compensation study, the Committee revised its approach with respect to long-term incentive compensation. Factors involved in determining the appropriate equity vehicles to use included consideration of the prevalence of equity grants in the peer group companies and general industry, the desired equity mix, rewarding share price improvement, retention, and relative stock and financial performance. Starting in 2006, the Committee implemented a long-term compensation program under which senior executives receive annual grants of long-term equity compensation divided among three different types of equity grants. The annual awards are approved by the Committee based on the dollar value of the entire equity package, which is allocated among the forms of equity as follows:

•	50% of the equity package is awarded in the form of time-vested SSARs, which are economically similar to non-qualified stock options. The SSARs have an exercise price equal to the fair market value of the Stock on the grant date. They vest in three equal annual installments and expire seven years from the date of grant. Even though SSARs generate less cash flow for our company than stock options, they are also less dilutive and provide the executive with greater flexibility. As with stock options, the SSARs only provide compensation value if our stock price increases after they are granted. The actual number of SSARs awarded is determined by applying the method we utilize to value the SSARs for financial reporting purposes (currently the Black-Scholes valuation model).

•	25% of the equity package is awarded in the form of time-vested restricted stock which vests in three equal, annual installments. The Committee believes that grants of restricted stock closely align the executive with the circumstance of stockholders because restricted stock represents equity value regardless of whether our stock price falls below its value at the date of grant. The actual number of shares of restricted stock granted is determined based on the fair market value of our common stock on the grant date.

•	The final 25% of the equity package is awarded in the form of performance share awards, which are settled in shares of our common stock on a share-for-share basis, with the actual number of shares to be delivered upon settlement of the performance shares based upon our performance over a specified period versus the peer group companies selected by the Committee. Certain of the peer group companies are weighted more heavily than others in the peer group because the Committee has determined that they represent more direct business competitors. The period for measurement of the performance shares is three years commencing as of January 1 of the year during which they are granted. The number of shares of stock ultimately delivered is determined based on performance against the peer group companies in three performance categories: total stockholder return, three-year compound annual growth in earnings per share, and three-year average return on invested capital. Assuming our performance for the performance period is at the 40th percentile, the actual shares of stock issued will equal 35% of the award targeted for the participating executive; at the 50th percentile, the actual shares of stock issued will equal 100% of the award targeted for the executive; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the targeted award which is the maximum number of shares that can be awarded. If the performance level is below the 40th percentile then no shares will be awarded. If the performance falls between these percentile rankings, the actual shares of stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of our stock on the date the performance share awards are settled. The actual target number of performance shares granted is determined based on the fair market value of the Stock on the date of grant.

The weighting of the equity components that comprise the long-term plan package is subject to change based on the Committee’s evaluation and discretion. The Committee grants all three types of awards in order to meet several objectives. The Committee believes that measuring performance against our competitors with respect to important financial metrics adds a significant dimension to the long-term program design. By including performance shares, the Committee believes that the program provides motivation both to achieve results that will be positively responded to in the marketplace and to produce results that will exceed equivalent measures among the competitors.

The Committee has discretion to determine the vesting schedule for each SSAR grant and generally makes grants that become exercisable in equal amounts over three years. Except in the cases of retirement, disability or death, in general, executives must be employed by the company at the scheduled vesting time for their equity awards in order for such vesting to occur.

The Committee has historically made annual equity grants, including stock options and SSARs, during the first calendar quarter, following the finalization of our year-end financial results. By making grants at this time the Committee is able to consider the previous year financial performance in determining the size and structure of such grants, both in the aggregate and with respect to individual executives. Additionally, by making the awards during the first quarter, such grants are coordinated with the annual bonus awards and annual salary adjustments. For information regarding our current policy, see “Other Compensation Related Matters — Equity Granting Policy” below.

The size of an executive’s equity compensation awards are based upon the evaluation by the Committee and, for awards other than his own, by the Chief Executive Officer, regarding the contribution that the executive officer is expected to make to the overall growth and profitability during the vesting period. The Committee also considers long-term incentive compensation levels at the peer group companies, and for initial equity grants any equity compensation which may have been forfeited by an executive upon leaving his or her former employer. While we maintain stock ownership guidelines, the Committee does not take into account existing stock ownership levels of individual executives in determining the amount of equity awards.

If a business transaction occurs that would change the basis for determining the results for incentive compensation payments, the Committee may adjust the metrics to reflect the new business circumstances in a manner that provides equivalent opportunity and results requirements. The Committee may also make similar adjustments to account for changes in accounting principles or practices, changes in the number of shares outstanding, and similar changes, and may determine whether adjustments should be made for one-time or extraordinary items, prior period adjustments, discontinued operations and similar items. Such adjustments could occur for the metrics in the annual bonus plan or the performance share portion of the equity grants.

Deferred Compensation.  We provide an opportunity for executives to participate in the EDCP, a deferred compensation program that is intended to comply with the rules provided under section 409A of the Internal Revenue Code. Under the EDCP, participants can elect to defer up to 50% of their annual base pay and up to 100% of their annual bonus. In addition, we have historically made matching contributions to each executive’s account under the EDCP equal to 6% of the executive’s annual cash compensation, with the contributions subject to a cliff vesting at the end of the third calendar year following the year for which they are awarded. However, in the case of executive officers who are eligible for retirement under the plan, including Mr. Boudreau and Mr. Lowenberg, company contributions are fully vested. Other than the 6% annual cash contribution to the EDCP and the opportunity to participate in the ESI qualified 401(k) plan, we do not provide any retirement benefits to our executives.

Deferred compensation gives executives a tax favored method of accumulating assets for current or retirement living expenses. The three-year vesting schedule that applies to our contributions is intended to serve as a retention device for the executives. Amounts contributed to the EDCP by either the participant or us are assumed to have been invested in one or more of a number of publicly available mutual funds and/or a company common stock fund. The plan is not formally funded and the returns that are paid on the participants’ accounts are equal to the gain or loss on the hypothetical market investments. Due to these factors, and because, with the exception of the company common stock fund, the hypothetical investment options under the EDCP are identical to those under our 401(k) plan available to all employees, the Committee believes that we have not promised to pay above-market returns on any participant’s account under the EDCP.

2006 Compensation Decisions

Base Pay.  During 2005, the Committee evaluated how we were paying our executive officers in comparison to the peer group companies and determined, based upon the recommendation of the compensation consultant, that they were generally paid below the market median. As a result, in 2006, the Committee decided to increase the base pay of the executive officers, including the Chief Executive Officer, to better align them with the pay for comparable jobs at peer group companies and as disclosed in various compensation surveys. Specific 2006 base salary amounts for the named executive officers are contained in the table below. Recommendations were based in part upon merit as a part of the annual review process and an assessment of the individual’s performance. In 2006, the salary increases for the named executive officers, as a percentage of base pay, were as follows:

	Effective Date	Base Salary	Increase %

George Paz	April 1, 2005	$650,000
	January 1, 2006	$780,000	20%
David Lowenberg	July 1, 2005	$463,500
	January 1, 2006	$482,000	4%
Edward Stiften	July 1, 2005	$341,250
	January 1, 2006	$409,000	20%
Thomas Boudreau	July 1, 2005	$360,500
	January 1, 2006	$411,000	14%
Edward Ignaczak	July 1, 2005	$283,250
	January 1, 2006	$289,000	2%
	July 1, 2006	$294,800	2%

Annual Incentive Bonus Program.  As described above, each named executive officer’s bonus target under the annual bonus plan for 2006 was determined based on a percentage of his base salary, and the bonus potential for each named executive officer for 2006 ranged from 0% to 300% of such target (other than for Mr. Paz for whom the range was 0% to 200% of target). Generally, the bonus payouts for performance below the threshold performance level, at the threshold performance level, and at the target performance level for 2006 would have been 0%, 25% and 100% respectively, and the maximum payout for the achievement of “stretch” performance goals would have been 300% (200% for Mr. Paz). For the 2006 performance period, the various bonus targets and payouts for the named executive officers (paid in March 2007) were as follows:

	Target	Payout				Actual
	Payout as	Range as	Target	Maximum	Actual	Award as
	a % of	a % of	Bonus	Bonus	Bonus	a % of
Name	Salary	Target	Award ($)	Award ($)	Award ($)	Salary

G. Paz	100%	0%-200%	$780,000	$1,560,000	$842,400	108%
D. Lowenberg	75%	0%-300%	$361,500	$1,446,000	$144,600	30%
E. Stiften	75%	0%-300%	$306,750	$1,227,000	$331,290	81%
T. Boudreau	65%	0%-300%	$267,150	$1,233,000	$288,522	70%
E. Ignaczak	50%	0%-300%	$145,950	$875,700	$157,626	54%

The payouts under the annual bonus plan for 2006 were based on our actual EPS of $3.29 (excluding certain non-recurring benefits related to non-cash net tax benefits) versus a budgeted EPS of $3.16, and actual EBITDA of $925.1 million against a target of $919.6 million. Individual payouts were also adjusted based on the achievement of various workplan goals for the individual, our various business units or operating groups, as applicable, and/or our company. For 2007, the maximum payout under the annual bonus plan has been capped at 250% of target (200% of target for Mr. Paz).

2006 Long Term Incentive Awards.  Specific 2006 long term incentive awards to the named executive officers are contained in the table under the caption “Grants of Plan Based Awards Table” on page 22.

Other Compensation-Related Matters

Perquisites and Additional Benefits.  The Committee does not believe it is in the best interests of our company or its stockholders to provide our executive officers with significant perquisites which are not available to all employees. In accordance with our compensation philosophy to pay for results, no perquisites are provided to the senior executive officers that exceed SEC reporting thresholds. In fact, the only perquisite available to our named executives is a company-paid comprehensive physical examination and wellness recommendations at a nationally recognized medical facility. These examinations are available to our senior executives every two years before age 50 and annually thereafter. The estimated value of this program is about $5,000 per examination.

Except as specifically described in this Compensation Discussion and Analysis, our executive officers participate only in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. We provide equivalent health insurance to all employees, and the employee paid portion of the premiums on such insurance is tiered such that more highly-compensated employees pay higher premiums in order to subsidize the premiums for lower-paid employees. As a result, the employee contributions paid by our executives are more than 300% higher than those paid by our lower paid employees.

All of the offices in our headquarters building are the same size regardless of title and position, including those for our Chief Executive Officer and other senior executives, and reserved parking is not provided for employees at any level. No financial counseling programs are provided and we do not permit personal use of corporate aircraft without express prior approval of the Committee, which approval has never been sought nor granted.

Employment Agreements.  We have entered into employment agreements with each of our senior executive officers, which also contain severance and change in control provisions. The Committee believes these agreements are appropriate for a number of reasons including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated executives to execute a release in order to receive severance benefits and such benefits are conditioned upon compliance with various terms of the agreement, including non-competition, non-solicitation and non-disparagement provisions; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

These agreements do not materially affect the Committee’s annual compensation determinations, as they only restrict its ability to reduce base salary and target bonus percentage below the amounts stated in the agreement. All of the employment agreements with the exception of the agreement with Mr. Paz were re-executed in 2006 in order to make them generally consistent among the executive officers. Additional information about the severance and change in control provisions of the agreements can be found under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 25.

Deductibility of Compensation.  The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers”. This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder approved plan). For 2006, the grants of SSARs and performance shares were designed to satisfy the deductibility requirements of Section 162(m).

As discussed above, in 2006, the stockholders approved amendments to the 2000 LTIP which, among other things, provided for the annual bonus awards to be awarded and paid under the plan, thus satisfying the requirement under Section 162(m) that performance based compensation be paid pursuant to a stockholder approved plan. Accordingly, the Committee intends for these awards under the annual incentive program to be deductible.

Stock Ownership Guidelines.  In 2001, the Committee established guidelines for stock ownership among its executive group. The purpose of the guidelines is to have each executive assert his or her commitment to our company and stockholders by holding a prescribed number of full value shares. Shares owned outright and fully-vested phantom share equivalents under the EDCP are included in these thresholds; however, unvested performance shares and restricted stock, all stock options and SSARs, (whether vested or unvested), and unvested phantom share equivalents under the EDCP are not included in the guidelines. Even though these guidelines are not mandatory, each executive’s status with respect to stock ownership is annually reviewed and communicated. Each executive has five years from the time of becoming an executive officer to attain the recommended ownership level. The guidelines require each individual to hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 4.0x for the Chief Executive Officer, 3.5x for the Chief Operating Officer, 3.0x for all Senior Vice Presidents, and 1.0x for all Vice Presidents. Currently, each of our Named Executive Officers has met his stock ownership requirements.

Equity Granting Policy.  Effective in November 2006, the Committee adopted a Policy for Grant Approvals and for Establishing Grant Date for Equity Grants. Under this policy:

•	annual awards of equity will be approved by the Committee during the first quarter of each fiscal year, or at a special meeting, normally in advance of the annual earnings release, with an effective grant date as of the third trading date following the date of the earnings release;

•	special awards for new hires, retention, promotional and special recognition may be granted during an “open window” trading period or, if the Chief Executive Officer or the Committee acts outside of such a period, with an effective date as of the third trading date following the next succeeding earnings release (the Chief Executive Officer may only approve grants to employees below the level of Vice President);

•	the exercise price of stock options and stock appreciation rights will be not less than the closing trading price of our common stock on the grant date; and

•	equity grants with a prospective grant date will be made on a nominal value basis consistent with the method we use to value options for financial reporting purposes under FAS 123R.

In connection with our offer to acquire the stock of Caremark Rx, Inc., our annual earnings release for 2006 was accelerated by several weeks. At the date of the earnings release our annual compensation review process had not been completed. As a result, the Committee authorized the granting of annual equity awards for 2007 at a regular Committee meeting held during the open trading window following the earnings release. Accordingly, these grants had a grant date on the actual date of the Committee meeting.

Derivatives Trading.  Because a primary goal of equity-based incentive compensation is to align the interests of our executives with our stockholders, our trading policy prohibits the trading of derivative securities related to our common stock.

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee and Development Committee of Express Scripts, Inc. has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management, and based on such review and discussions the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 23, 2007

COMPENSATION AND DEVELOPMENT COMMITTEE

Gary Benanav, Chairman
Thomas P. Mac Mahon
Howard Waltman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Gary Benanav (Chair), Thomas Mac Mahon and Howard Waltman, none of whom are employees or current or former officers of our company, or had any relationship with our company required to be disclosed under “Certain Relationships and Related Party Transactions.”

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our “named executive officers” listed in the table for the year ended December 31, 2006.

							Change In
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	(1)($)	(2)($)	(3)($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

George Paz	2006	$780,000		$1,513,542	$1,826,498	$842,400		$129,680	(4)	$5,092,120
President, Chief Executive Officer, Chairman
Edward Stiften	2006	$409,000		$755,788	$870,345	$331,290		$51,878	(5)	$2,418,301
Senior Vice President, Chief Financial Officer
David A. Lowenberg	2006	$482,000		$619,834	$1,008,755	$144,600		$78,875	(6)	$2,334,064
President, Chief Executive Officer, CuraScript, Inc.
Thomas M. Boudreau	2006	$411,000		$369,230	$616,459	$288,522		$65,270	(7)	$1,750,481
Senior Vice President, General Counsel
Edward B. Ignaczak	2006	$294,800		$471,754	$284,927	$157,626		$48,770	(8)	$1,257,877
Senior Vice President of Sales and Account Management

(1)	The amounts in column (e) represent the dollar amount of expense recognized for financial statement reporting purposes in 2006 for the fair value of restricted stock and performance share awards granted in 2006 and in prior years, in accordance SFAS 123R. Pursuant to SEC rules, the amount shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For restricted stock and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to the Note 10 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, or our “2006 10-K”).

(2)	The amounts in column (f) represent the dollar amount of expense recognized for financial statement reporting purposes in 2006 for the fair value of stock options and SSARs granted in 2006 and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. The fair value of options and SSARs granted is estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to the Note 10 to the Consolidated Financial Statements included in the financial statements in our 2006 10-K.

(3)	The amounts in column (g) reflect the cash awards paid to the named executives under our annual bonus plan, as discussed in the Compensation Discussion and Analysis above. These amounts were paid in March 2007 for performance during 2006.

(4)	Consists of (i) basic company credit contribution of $118,680 by the company under the EDCP and (ii) $11,000 matching contribution in connection with our 401(k) Plan.

(5)	Consists of basic company credit contribution of $51,878 by the company under the EDCP.

(6)	Consists of (i) basic company credit contribution of $67,875 by the company under the EDCP and (ii) $11,000 matching contribution in connection with our 401(k) Plan.

(7)	Consists of (i) basic company credit contribution of $54,270 by the company under the EDCP and (ii) $11,000 matching contribution in connection with our 401(k) Plan.

(8)	Consists of (i) basic company credit contribution of $35,501 by the company under the EDCP and (ii) $13,269 matching contribution in connection with our 401(k) Plan, $2,269 of which is a catch-up contribution for 2005.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides additional information about awards of restricted stock, stock-settled stock appreciation rights and performance shares granted to the named executive officers in 2006:

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts Under						Number of	Number of	or Base
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares of	Securities	Price of	Grant Date Fair
		Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Value of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options(4)	Awards	Option Awards(5)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

George Paz	2/28/2006				4,776	13,647	34,117			$87.27	$1,190,974
	2/28/2006							13,647		$87.27	$1,190,974
	2/28/2006								68,924	$87.27	$2,002,242
		$0	$780,000	$1,560,000
Edward Stiften	2/28/2006				1,918	5,480	13,700			$87.27	$478,240
	2/28/2006							5,480		$87.27	$478,240
	2/28/2006								27,677	$87.27	$804,017
		$0	$306,750	$1,227,000
David A. Lowenberg	2/28/2006				2,000	5,715	14,287			$87.27	$498,748
	2/28/2006							5,715		$87.27	$498,748
	2/28/2006								28,863	$87.27	$838,470
		$0	$361,500	$1,446,000
Thomas M. Boudreau	2/28/2006				1,218	3,481	8,702			$87.27	$303,787
	2/28/2006							3,481		$87.27	$303,787
	2/28/2006								17,578	$87.27	$510,641
		$0	$267,150	$1,233,000
Edward B. Ignaczak	2/28/2006				677	1,934	4,835			$87.27	$168,780
	2/28/2006							1,934		$87.27	$168,780
	2/28/2006								9,766	$87.27	$287,702
		$0	$145,950	$875,700

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts under the annual bonus plan for 2006. The actual payouts for 2006 can be found in our Compensation Discussion and Analysis on pages 17 and 18.

(2)	The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payouts under the performance share grants made to the named executives for the January 1, 2006 through January 1, 2009 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our performance over a set period versus the peer group companies identified in our Compensation Discussion & Analysis on page 13. For our 2006 performance awards, in order for any shares to be issued under the performance share awards, our composite performance over the three year period commencing in 2006 is required to rank in at least the 40th percentile in relation to the peer group companies. Assuming our composite performance for the performance period is/was at the 40th percentile, the actual shares of common stock issued will equal 35% of the award targeted for the named executive officer; at the 50th percentile, the actual shares of common stock issued will equal 100% of the award targeted for the named executive officer; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the award targeted for the named executive officer, which is the maximum number of shares that can be awarded. If our composite performance falls between these percentile rankings, the actual shares of common stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of our common stock on the date the performance share awards are settled.

(3)	The numbers in column (i) represent the restricted stock awards granted to the named executives on February 28, 2006. One-third of these restricted stock awards are scheduled to vest on each of the first three anniversaries of the date of grant subject to acceleration under the terms of the 2000 LTIP.

(4)	The numbers in column (j) represent the SSAR awards granted to the named executives on February 28, 2006. The SSARs have an exercise price of $87.27 (the closing price of our common stock on the grant date), are scheduled to vest on each of the first three anniversaries of the date of grant subject to acceleration under the terms of the 2000 LTIP, and will expire seven years following the grant.

(5)	The amounts in column (l) for restricted stock and performance share awards are based on the market value of our common stock on the grant date ($87.27 per share), with the target number of performance shares used. The amounts in column (l) for SSARs is estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to the Note 10 to the Consolidated Financial Statements included in the financial statements in our 2006 10-K.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information on vested and unvested equity awards held by the named executive officers as of December 31, 2006:

Option Awards	Stock Awards
Equity	Equity
Incentive	Incentive
Plan	Plan
Awards:	Awards:
Equity	Number	Market or
Incentive	of Unearned	Payout
Plan	Market	Shares,	Value of
Awards:	Number of	Value of	Units or	Unearned
Number of	Number of	Number	Shares or	Shares or	Other	Shares,
Securities	Securities	of Securities	Units of	Units of	Rights	Units or
Underlying	Underlying	Underlying	Option	Stock That	Stock That	That	Other Rights
Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	That Have
Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

George Paz	20,000	$10.60	4/1/08	13,647	(1)	$977,125	13,647	(2)	$977,125
79,200	$13.78	12/16/08
20,000	$16.42	5/26/09
52,000	$12.905	11/23/09
57,000	$23.24	5/23/08
32,000	$19.62	11/12/08
22,200	$23.975	12/18/09
36,004	$34.655	2/10/11
27,719	13,859	(3)	$37.58	3/5/11
17,254	34,506	(4)	$38.64	3/1/12
26,667	53,333	(5)	$42.80	4/11/12
68,924	(6)	$87.27	2/28/13
Edward Stiften	8,986	4,492	(7)	$39.075	4/20/11	5,480	(1)	$392,368	31,194	(8)	$2,233,490
40,430	(9)	$39.075	4/20/11
32,344	(10)	$39.075	4/20/11
6,050	12,098	(4)	$38.64	3/1/12
27,677	(6)	$87.27	2/28/13
David A. Lowenberg	9,166	$23.975	12/18/09	7,322	(11)	$524,255	5,715	(2)	$409,194
12,156	6,078	(3)	$37.58	3/5/11
35,108	$31.60	8/31/11
7,566	15,132	(4)	$38.64	3/1/12
28,863	(6)	$87.27	2/28/13
Thomas M. Boudreau	6,000	$23.975	12/18/09	4,285	(12)	$306,806	3,481	(2)	$249,240
8,840	4,420	(3)	$37.58	3/5/11
19,310	$32.005	10/29/11
6,406	12,810	(4)	$38.64	3/1/12
17,578	(6)	$87.27	2/28/13
Edward B. Ignaczak	4,420	4,420	(3)	$37.58	3/5/11	1,934	(1)	$138,474	23,008	(13)	$1,647,373
17,554	(14)	$32.005	10/29/11
5,026	10,050	(4)	$38.64	3/1/12
9,766	(6)	$87.27	2/28/13

(1)	Shares of restricted stock vest one-third on February 28, 2007, February 28, 2008, and February 28, 2009.

(2)	Performance shares granted on February 28, 2006, which become payable following the end of the performance period on January 1, 2009; the number of shares payable may increase or decrease from the target shares stated, based upon the achievement of performance criteria, as further discussed in the Compensation Discussion and Analysis on Page 16.

(3)	Options vest March 5, 2007.

(4)	One-half of these options vest March 1, 2007 and one-half vest on March 1, 2008.

(5)	One-half of these options vest March 31, 2007 and one-half vest on March 31, 2008.

(6)	These SSARS vest one-third on February 28, 2007, February 28, 2008, and February 28, 2009.

(7)	Options vest April 20, 2007.

(8)	Consists of: (1) a grant of 5,480 performance shares with the same terms as described in footnote 2 to this table; and (2) 25,714 shares of restricted stock awarded upon hiring on April 20, 2004, with an original vesting date of April 20, 2014, but with the potential for accelerated vesting on March 31, 2007 based on the achievement of certain financial performance targets for 2004, 2005 and 2006 (based on the achievement of such targets 17,143 of these shares vested on March 31, 2007 and the balance of 8,571 shares remain scheduled to vest on April 20, 2014).

(9)	Options vest March 31, 2007.

(10)	Granted April 20, 2004, with an original vesting date of September 20, 2010, but with the potential for accelerated vesting on March 31, 2007 based on the achievement of certain financial performance targets for 2004, 2005 and 2006 (based on the achievement of such targets 21,563 of these options vested on March 31, 2007 and the balance of 10,781 options remain to scheduled vest on September 30, 2010.

(11)	Consists of: (1) 1,607 shares of restricted stock from an original grant of 28,902 shares on August 31, 2004, for which vesting of 27,295 shares was accelerated to March 31, 2006 based on the achievement of certain performance targets for 2004 and 2005, with the balance of 1,607 shares to vest on August 31, 2011; and (2) grant of 5,715 shares of restricted stock on February 28, 2006 which vest one-third on February 28, 2007, February 28, 2008, and February 28, 2009.

(12)	Consists of: (1) 804 shares of restricted stock from an original grant of 14,452 shares on October 29, 2004, for which vesting of 13,648 shares was accelerated to March 31, 2006 based on the achievement of certain performance targets for 2004 and 2005, with the balance of 804 shares to vest on October 29, 2011; and (2) grant of 3,481 shares of restricted stock on February 28, 2006 which vest one-third on February 28, 2007, February 28, 2008, and February 28, 2009.

(13)	Consists of (1) a grant of 1,934 performance shares with the same terms as described in footnote 2 to this table; and (2) 21,074 shares of restricted stock awarded on October 29, 2004, with an original vesting date of October 29, 2014, but with the potential for accelerated vesting on March 31, 2007 based on the achievement of certain financial performance targets for 2004, 2005 and 2006 (based on the achievement of such targets 17,694 of these shares vested on March 31, 2007 and the balance of 3,380 shares remain scheduled to vest on October 29, 2014).

(14)	Granted October 29, 2004, with an original vesting date of December 31, 2010, but with the potential for accelerated vesting on March 31, 2007 based on the achievement of certain financial performance targets for 2004, 2005 and 2006 (based on the achievement of such targets all 17,554 of these options vested on March 31, 2007).

OPTIONS EXERCISES AND STOCK VESTED TABLE

The following table provides information on the value realized by the executive officers for stock options exercised during 2006, and for restricted stock awards which vested during 2006:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)	Acquired on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

George Paz	—	—	4,676	$435,102
			38,710	$2,771,636
Edward Stiften	—	—	6,242	$580,818
David A. Lowenberg	—	—	5,344	$497,259
			27,295	$2,399,230
Thomas M. Boudreau	—	—	4,676	$435,102
			13,648	$1,199,659
Edward B. Ignaczak	4,420	$190,414	4,676	$435,102
	26,666	$1,511,562

(1)	The amount in column (c) reflects value of the options exercise based on the difference between the exercise price for the options exercised and the closing price for our stock on the exercise date.

(2)	The amount in column (e) reflects value of the vested stock based on the closing price for our stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION IN 2006

The following table provides information on contributions, earnings and account balances for the named executives in our Executive Deferred Compensation Plan, or “EDCP”:

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings	Withdrawals/	Balance at
	Last FY		Last FY(1)	in Last FY	Distributions	Last FYE
Name	($)		($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)

George Paz	$0		$53,700	$(134,861)	$0	$2,303,478
Edward Stiften	$0		$25,838	$(1,940)	$0	$66,798
David A. Lowenberg	$137,889	(2)	$38,745	$72,201	$0	$3,430,016
Thomas M. Boudreau	$0		$29,415	$14,926	$0	$2,177,717
Edward B. Ignaczak	$0		$21,428	$(5,217)	$0	$131,121

(1)	The amounts in column (c) reflect contributions made by us during 2006 to the named executives’ accounts under the EDCP. These amounts are equal to 6% of all cash compensation (salary and annual bonus) received by the named executives during 2005, and were reported in the 2005 Summary Compensation Table included in our 2006 Proxy Statement. These contributions vest as of December 31 of the third year after the year with respect to which they were calculated, in this case December 31, 2008, unless the executive is eligible for retirement under the EDCP in which case these contributions vest immediately. Messrs. Lowenberg and Boudreau are both eligible for retirement under the EDCP.

(2)	This amount reflects Mr. Lowenberg’s deferral of a portion of his base salary during 2006, and is included in Mr. Lowenberg’s base salary in the 2006 Summary Compensation Table above.

The material terms of the EDCP are described in our Compensation Discussion and Analysis under “Components of Executive Compensation — Deferred Compensation” on page 17.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Mr. Paz

General Terms.  On April 1, 2005, we entered into an employment agreement with Mr. Paz in connection with his promotion to the office of Chief Executive Officer. This new agreement terminated the our previous employment agreement with Mr. Paz except those terms addressing the stock option and restricted stock grants under the agreement, all of which had vested by the end of 2006.

The new agreement with Mr. Paz was effective as of April 1, 2005 with an initial term through March 31, 2008. The agreement provides for:

•	an initial base salary of $650,000, which may not be reduced after any increase;

•	a guaranteed minimum annual bonus target under our bonus plan of 100% of his annual base salary, with a bonus opportunity for each calendar year during the employment period of up to 200% of his guaranteed minimum annual bonus in the event we achieve certain financial goals;

•	participation in our employee benefit and incentive plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to similarly situated senior executives;

•	the crediting of a deferred bonus in the amount of $200,000 to his retirement account in the EDCP, subject to the terms and conditions of the EDCP, generally vesting at the end of the initial employment period except as described below;

•	a grant under the 2000 LTIP of an option to purchase 80,000 shares of our common stock, vesting in three equal increments on March 31, 2006, 2007 and 2008;

•	the reimbursement of reasonable business expenses incurred in performing his duties under the agreement; and

•	such perquisites and fringe benefits to which similarly situated executives are entitled and which are suitable for Mr. Paz’s position.

Termination by Us for Cause or by Mr. Paz other than for Good Reason or Retirement.  If Mr. Paz’s employment is terminated before the employment period expires for “cause,” as defined in the agreement, or by Mr. Paz other than for “good reason” or “retirement,” as those terms are defined in the agreement, he is not entitled to receive any further payments or benefits that have not already been paid or provided, including any unvested portion of the option grant or restricted stock awards. However, Mr. Paz is entitled to the following “accrued rights”:

•	all previously earned and accrued but unpaid base salary;

•	any annual bonus earned for a prior completed year but unpaid prior to termination;

•	reimbursement for unreimbursed, properly incurred business expenses; and

•	any employee benefits to which he may be entitled, including with respect to stock options subject to the terms and conditions of the applicable plan.

Termination by Us (other than for Cause or Disability) or Termination by Mr. Paz for Good Reason.  If Mr. Paz is terminated other than for “cause” or “disability,” or by him for “good reason,” as those terms are defined in the agreement, he will receive:

•	the accrued rights referred to above;

•	a severance benefit equal to 18 months of his annual base salary plus a specified portion of his bonus potential for the year based on the average percentage of the bonus potential earned for the three prior years;

•	reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment; and

•	if termination occurs before March 31, 2008, a pro rata portion of the deferred bonus based on the number of days worked during the initial employment period.

Termination upon Death.  If Mr. Paz dies before the employment period expires, his estate will receive:

•	the accrued rights referred to above;

•	if his death occurs before March 31, 2008, a pro rata portion of the deferred bonus based on the number of days worked during the initial employment period; and

•	reimbursement for the cost of continuing medical insurance for his spouse and any eligible dependents for 36 months after termination of employment;

Termination for Disability or Retirement.  If Mr. Paz is terminated for disability or retirement (i.e., voluntary retirement on or after age 591/2 but not within 90 days after a change in control of us) before the employment period expires, he will receive:

•	the accrued rights referred to above

•	if termination occurs before March 31, 2008, a pro rata portion of the deferred bonus; and

•	reimbursement for the cost of continuing medical insurance for Mr. Paz, his spouse and any eligible dependents for 36 months after termination of employment, provided, in the case of retirement, he retires no earlier than six months prior to March 31, 2008.

Effect of Change in Control on Deferred Bonus.  If a “change in control,” as defined in the 2000 LTIP, occurs prior to March 31, 2008 Mr. Paz will receive:

•	if he remains employed through the 90th day following the “change in control date,” as defined in the 2000 LTIP, he will become vested with respect to one-half of the deferred bonus, with the other half vesting in accordance with its terms; and

•	if his employment is terminated prior to March 31, 2008 other than for “cause” or “disability,” or by him for “good reason,” he shall become vested with respect to the entire deferred bonus; and

•	if the change in control date occurs within the 90 day period prior to March 31, 2008, he shall become vested with respect to the entire deferred bonus on March 31, 2008, whether or not he remains employed after such change in control date.

Post-Employment Restrictive Covenants.  Upon termination of employment, Mr. Paz is prohibited from:

•	soliciting certain clients or prospective clients for a period of two years after termination;

•	soliciting or hiring any of our employees for a period of two years after termination;

•	soliciting or encouraging not to work for us any consultant then under contract with us for a period of two years;

•	competing with us for a period of eighteen months after termination, if his employment is terminated before the agreement expires for any reason, including any renewal period in effect, or for one year after termination, if his employment terminates solely as a result of expiration of the agreement; and

•	disclosing certain confidential information or disparaging our company.

Mr. Paz must comply with these restrictions in order to receive the severance benefits described above.

Section 409A Adjustments.  If any severance payments made to Mr. Paz following termination (other than payments under the EDCP) should be subject to the restrictions of Section 409A of the Internal Revenue Code, then we must negotiate in good faith to amend his employment agreement to the extent necessary to create payment terms with respect to such post-termination payments which are as close as possible to those originally set forth in his employment agreement while not violating the terms of Section 409A.

Excise Tax Gross-Up Payment.  If any severance payments would result in Mr. Paz’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code, or any similar state or local tax, we will make a “gross-up” payment to him to fully offset such tax provided the aggregate present value of the benefit amount is equal to or exceeds 125% of the maximum total payment which could be made to him without triggering the excise tax. If the aggregate present value of the amount of the benefit, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then we may reduce the benefit so that no portion of the amount is subject to the excise tax, and no gross-up payment will be made.

Estimated Benefits.  The table below reflects the amount of incremental compensation which would be paid to Mr. Paz upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2006, and that the price of our common stock upon which certain of the calculations are made was the closing price of $71.60 per share on that date. Accordingly, the computation of these amounts requires the company to make certain estimates which are further described in the description of Mr. Paz’s employment agreement above or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreement while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the employment agreement generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depend on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination. The estimated payments upon termination and change in control are as follows:

GEORGE PAZ

					Good Reason or						Change in Control(1)
Executive Benefits and					Involuntary Not						With Offer of		Without Offer of
Payments Upon	Voluntary				for Cause		For Cause		Death or		Comparable		Comparable
Termination	Termination		Retirement		Termination		Termination		Disability		Employment		Employment

Compensation:
Severance Benefit	$0		$0		$2,028,200	(2)	$0		$0		$0		$2,028,200	(2)(3)
Accrued but Unpaid Annual Bonus	780,000	(4)	0	(5)	780,000	(4)	780,000	(4)	780,000	(4)	0		780,000	(3)(4)
Long-term Incentives:
Performance Shares	0		325,708	(6)	325,708	(6)	0		325,708	(6)	977,125	(7)	977,125	(7)
Stock Options/SSARs Unvested & Accelerated	0		0	(5)	0		0		3,144,791		3,144,791		3,144,791
Restricted Stock Unvested & Accelerated	0		0	(5)	0		0		500,526		488,563	(8)	977,125
Deferred Compensation Unvested & Accelerated	0		265,448		265,448		0		265,448		245,821	(9)	363,260	(3)
Benefits:
Post-termination Health Care	0		0		68,238	(10)	0		68,238	(10)	0		68,238	(10)
Accrued Vacation/PTO	158,933		158,933		158,933		0		158,933		158,933	(11)	158,933	(12)
280G Tax Gross-up	0		0		0		0		0		0		0
Total:	$938,933		$750,089		$3,626,527		$780,000		$5,243,644		$5,015,233		$8,497,672

(1)	The 2000 LTIP generally defines a change in control as:

i.	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

ii.	An acquisition of more than 25% of our Common Stock or voting power;

iii.	any merger, unless (1) our stockholders possess more than 50% of the surviving company’s outstanding stock, (2) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (3) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our company before the change in control;

iv.	the sale of all or substantially all of our assets; or

v.	a stockholder-approved dissolution of our company.

The 2000 LTIP defines “comparable employment” as employment with us or our successor following a change in control pursuant to which:

•	the responsibilities and duties of the executive are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the executive’s aggregate compensation immediately prior to the change in control; and

•	the executive remains employed in the metropolitan area in which he was employed immediately preceding the change in control.

The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under Mr. Paz’s employment agreement equal to (a) 18 months of base salary, plus (b) 100% of a specified portion of his bonus potential for the year based on the average percentage of the potential earned for the three prior years, prorated for the portion of the calendar year completed prior to termination. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if he is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then payment of such benefit will be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	Payable to the extent the corporate bonus pool for 2006 is approved by our Compensation Committee. A 100% payout has been assumed. Such bonus would generally be paid with our regular annual bonus payment during the first quarter of 2007; provided, however, that under the executive’s employment agreement, we and the executive each agree to cooperate to avoid adverse tax consequences under Section 409A, which could delay the bonus payment.

(5)	Mr. Paz had not reached the eligible retirement age as of December 31, 2006 for retirement under either his employment agreement or the 2000 LTIP. If he were eligible for retirement, the payments would be similar to those for death or disability.

(6)	Pro rated based on assumed award of the targeted number of shares following end of performance period on January 1, 2009. Payable in shares of our common stock in 2009. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(7)	Payable in cash following change in control. Performance shares would be terminated.

(8)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(9)	Assumes Mr. Paz remains employed for at least 90 days following the change in control.

(10)	Reimbursement for cost of continuing health insurance under COBRA for 36 months after termination for himself as well as his spouse and eligible dependents under his employment agreement, as described above. Also, Mr. Paz’s right to reimbursement following termination by the Company other than for cause or disability, or by Mr. Paz for good reason, would end at such time as he becomes eligible for group insurance from another employer. Amounts calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(11)	Payable if the comparable offer is not accepted and employment is terminated.

(12)	Assumes termination of employment agreement concurrent with change in control, either by the Company without cause or by executive for good reason.

Employment Agreements with Other Named Executive Officers

General Terms.  On May 1, 2006, we entered into executive employment agreements with several key executives, including each of the named executive officers other than Mr. Paz. These employment agreements are substantially identical, except as indicated below. The initial employment period under these agreements runs from May 1, 2006 through March 31, 2007, and, under each of the agreements, is automatically extended for successive one-year renewal periods unless either party gives notice of non-renewal at least ninety days prior to the end of the then current term. Neither party under any of the agreements gave such notice prior to March 31, 2007 termination date, and, as a result, each of these agreement has been renewed through March 31, 2008.

Each employment agreement generally provides for:

•	the payment of an annual base salary, which may not be reduced after any increase;

•	a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to the terms of our bonus plan;

•	participation in our employee benefit plans, other than bonus and incentive plans, on the same basis as such plans are generally made available to similarly situated senior executives;

•	the executive’s right to receive restricted stock, stock options and other equity awards and deferred compensation, to the extent determined by us, our board of directors or the Compensation Committee from time to time;

•	the reimbursement of reasonable business expenses incurred by the executive in performing his duties under the agreement; and

•	such perquisites and fringe benefits to which similarly situated executives are entitled and which are suitable for the executive’s position.

The initial base salary and minimum bonus target amounts (expressed as a percentage of base salary for each of the officers under the new agreements were:

•	for Mr. Stiften: $409,000 and 75%

•	for Mr. Lowenberg: $482,000 and 75%

•	for Mr. Boudreau: $411,000 and 65%; and

•	for Mr. Ignaczak: $289,000 and 50%

Termination by Us for Cause or by Executive other than for Good Reason or Retirement.  If the executive’s employment is terminated before the employment period expires by us for “cause,” as defined in the agreement, or by him other than for “good reason” or “retirement,” as those terms are defined in the agreement, he is not entitled to receive any further payments or benefits that have not already been paid or provided, including any unvested portion of the option grant or restricted stock awards. However, he is entitled to the following “accrued rights”:

•	all previously earned and accrued but unpaid base salary;

•	reimbursement for unreimbursed, properly incurred business expenses; and

•	any employee benefits to which he may entitled, including with respect to restricted stock, stock options and other equity awards or deferred compensation, subject to the terms and conditions of the applicable plan.

Termination by Us (other than for Cause or Disability) or for Good Reason.  If the executive’s employment is terminated by us other than for “cause” or “disability,” or by the executive for “good reason,” as those terms are defined in the agreement, the executive is entitled to receive:

•	the accrued rights referred to above;

•	any annual bonus earned for a prior completed year but unpaid as of termination, payable to the extent the corporate bonus pool is approved by the Compensation Committee;

•	subject to compliance with the restrictive covenants described below, a severance benefit equal to 18 months of his annual base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years; and

•	reimbursement for the cost of continuing medical insurance under COBRA for 18 months after termination of employment.

Termination due to Death, Disability or Retirement.  If the executive’s employment terminates on account of death, disability or retirement, as those terms are defined in the agreement, before the end of his employment period, he (or his estate) generally is entitled to receive:

•	the accrued rights referred to above; and

•	any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee.

Post-Employment Restrictive Covenants.  Upon termination of employment, each executive is prohibited from:

•	soliciting certain clients or prospective clients for a period of two years after termination;

•	soliciting or hiring any of our employees for a period of two years after termination;

•	soliciting or encouraging not to work for us any consultant then under contract with us for a period of two years;

•	competing with us for a period of eighteen months after termination; or

•	disclosing certain confidential information or disparaging our company.

Excise Tax Gross-Up Payment.  If any benefit to be paid would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code or any similar state or local tax, we will make a “gross-up” payment to the executive to fully offset the excise tax provided the aggregate present value of the amount of the benefit is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax. If the aggregate present value of the amount of the benefit exceeds such maximum amount, but is less than 125% of such maximum amount, then we may reduce the amount of the benefit so that no portion of the benefit is subject to the excise tax, and no gross-up payment would be made.

Estimated Benefits.  The tables below reflect the amount of incremental compensation which would be paid to each of Messrs. Boudreau, Lowenberg, Ignaczak and Stiften upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2006, and that the price of our common stock upon which certain of the calculations are made was the closing price of $71.60 per share on that date. Accordingly, the computation of these amounts requires the company to make certain estimates which are further described in the description of the employment agreements above or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreements while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the employment agreements generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depend on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination. The estimated payments upon termination and change in control are as follows:

EDWARD STIFTEN

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$980,913	(2)	$0	$0		$0		$980,913	(2)(3)
Accrued but Unpaid Annual Bonus	0	0	(4)	306,750	(5)	0	306,750	(5)	0		306,750	(3)(5)
Long-term Incentives:
Performance Shares	0	130,789	(6)	130,789	(6)	0	130,789	(6)	392,368	(7)	392,368	(7)
Stock Options/SSARs Unvested & Accelerated	0	0	(4)	0		0	2,911,463		2,911,463		2,911,463
Restricted Stock Unvested & Accelerated	0	0	(4)	0		0	697,567		1,116,745	(8)	2,233,490
Deferred Compensation Unvested & Accelerated	0	66,062		0		0	66,062		0		0
Benefits:
Post-termination Health Care	0	0		34,119	(10)	0	0		0		34,119	(10)
Accrued Vacation/PTO	42,050	42,050		42,050		0	42,050		42,050	(11)	42,050	(12)
280G Tax Gross-up	0	0		0		0	0		0		1,738,599	(13)
Total:	$42,050	$238,901		$1,494,621		$0	$4,154,681		$4,462,626		$8,639,752

DAVID LOWENBERG

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$1,148,427	(2)	$0	$0		$0		$1,148,427	(2)(3)
Accrued but Unpaid Annual Bonus	0	0	(4)	361,500	(5)	0	361,500	(5)	0		361,500	(3)(5)
Long-term Incentives:
Performance Shares	0	136,398	(6)	136,398	(6)	0	136,398	(6)	409,194	(7)	409,194	(7)
Stock Options/SSARs Unvested & Accelerated	0	0	(4)	0		0	705,524		705,524		705,524
Restricted Stock Unvested & Accelerated	0	0	(4)	0		0	209,607		262,128	(8)	524,255
Deferred Compensation Unvested & Accelerated	0	0	(9)	0		0	0	(9)	0		0
Benefits:
Post-termination Health Care	0	0		34,119	(10)	0	0		0		34,119	(10)
Accrued Vacation/PTO	132,281	132,281		132,281		0	132,281		132,281	(11)	132,281	(12)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$132,281	$268,679		$1,812,785		$0	$1,545,310		$1,509,127		$3,315,300

THOMAS BOUDREAU

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$950,438	(2)	$0	$0		$0		$950,438	(2)(3)
Accrued but Unpaid Annual Bonus	0	0	(4)	267,150	(5)	0	267,150	(5)	0		267,150	(3)(5)
Long-term Incentives:
Performance Shares	0	83,080	(6)	83,080	(6)	0	83,080	(6)	249,240	(7)	249,240	(7)
Stock Options/SSARs Unvested & Accelerated	0	0	(4)	0		0	572,586		572,586		572,586
Restricted Stock Unvested & Accelerated	0	0	(4)	0		0	127,671		153,403	(8)	306,806
Deferred Compensation Unvested & Accelerated	0	0	(9)	0		0	0	(9)	0		0
Benefits:
Post-termination Health Care	0	0		34,119	(10)	0	0		0		34,119	(10)
Accrued Vacation/PTO	55,599	55,599		55,599		0	55,599		55,599	(11)	55,599	(12)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$55,599	$138,679		$1,390,386		$0	$1,106,086		$1,030,828		$2,435,938

EDWARD IGNACZAK

				Good Reason or					Change in Control(1)
Executive Benefits and				Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary			for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	Retirement		Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0		$615,471	(2)	$0	$0		$0		$615,471	(2)(3)
Accrued but Unpaid Annual Bonus	0	0	(4)	145,950	(5)	0	145,950	(5)	0		145,950	(3)(5)
Long-term Incentives:
Performance Shares	0	46,158	(6)	46,158	(6)	0	46,158	(6)	138,474	(7)	138,474	(7)
Stock Options/SSARs Unvested & Accelerated	0	0	(4)	0		0	1,176,667		1,176,667		1,176,667
Restricted Stock Unvested & Accelerated	0	0	(4)	0		0	825,310	(14)	823,686	(8)	1,647,373
Deferred Compensation Unvested & Accelerated	0	51,956		0		0	51,956		0		0
Benefits:
Post-termination Health Care	0	0		34,119	(10)	0	0		0		34,119	(10)
Accrued Vacation/PTO	55,908	55,908		55,908		0	55,908		55,908	(11)	55,908	(12)
280G Tax Gross-up	0	0		0		0	0		0		0
Total:	$55,908	$154,022		$897,606		$0	$2,301,949		$2,194,735		$3,813,962

(1)	See footnote 1 to the estimated benefit chart for Mr. Paz on page 28 for a general description of the definitions of “change in control” and “comparable employment” under the 2000 LTIP. The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under the executive’s employment agreement, equal to (a) 150% of base salary, plus (b) 150% of specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years, prorated for the portion of the calendar year completed prior to termination. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if the executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then the payment such benefit shall be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	The executive had not reached the eligible retirement age as of December 31, 2006 for retirement under either his employment agreement or the 2000 LTIP. If he were eligible for retirement, the payments would be similar to those for death or disability.

(5)	Payable to the extent the corporate bonus pool for 2006 is approved by our Compensation Committee. A 100% payout has been assumed. Such bonus would generally be paid with our regular annual bonus payment during the first quarter of 2007; provided, however, that under the executive’s employment agreement, we and the executive each agree to cooperate to avoid adverse tax consequences under Section 409A, which could delay the bonus payment.

(6)	Pro rated based on assumed award of the targeted number of shares following end of performance period on January 1, 2009. Payable in shares of our stock in 2009. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(7)	Payable in cash following change in control. Performance shares would be terminated.

(8)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(9)	Mr. Boudreau and Mr. Lowenberg became fully-vested in all of our contributions to the EDCP prior to December 31, 2006 when each satisfied the requirements for retirement under the EDCP based upon his attainment of age 55 together with more than 10 years of service to our company.

(10)	Reimbursement for cost of continuing health insurance under COBRA for 18 months after termination. Amounts calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(11)	Payable if the comparable offer is not accepted and employment is terminated.

(12)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by executive for good reason.

(13)	The estimated excise tax for which Mr. Stiften would be liable under Section 290G of the Code is $652,844. The final figure represents a gross-up of such amount based on an assumed tax rate of 42.45% plus the 20% excise tax.

(14)	This amount is payable upon death. The amount is $730,979 if Mr. Ignaczak is terminated based on disability.

VOTING SECURITIES

On the Record Date there were 136,069,935 outstanding shares of our common stock. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits, including the two separate two-for-one stock splits effective June 24, 2005 and June 22, 2001, each of which was effected in the form of a stock dividend of one share for each outstanding share to holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of our common stock as of March 1, 2007 (unless otherwise noted) by (i) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors and nominees, (iii) each of our current or former executive officers named in the Summary Compensation Table on page 21, and (iv) all of our current executive officers and directors as a group. The table includes shares that may be acquired on March 1, 2007, or within 60 days of March 1, 2007, upon the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

	Shares Beneficially Owned
		Percent of
Name and Address	Number	Class(1)

George Paz(2)	564,432	*
Gary G. Benanav(3)	27,339	*
Frank J. Borelli(4)	106,368	*
Maura C. Breen(5)	10,928	*
Nicholas J. LaHowchic(6)	2,928	*
Thomas P. Mac Mahon(7)	36,928	*
Woodrow A. Myers	0	*
John O. Parker, Jr.(8)	43,635	*
Samuel K. Skinner(9)	21,928	*
Seymour Sternberg(10)	37,947	*
Barrett A. Toan(11)	782,017	*
Howard L. Waltman(12)	118,928	*
David A. Lowenberg(13)	188,613	*
Thomas M. Boudreau(14)	123,470	*
Edward Stiften(15)	133,665	*
Edward Ignaczak(16)	81,185	*
Directors and Executive Officers as a Group (21 persons)(17)	2,522,479	1.86%
New York Life Insurance Company;
NYLIFE, LLC(18)	20,000,000	14.72%

*	Indicates less than 1%

(1)	Percentages based on 135,826,029 shares of common stock issued and outstanding on March 1, 2007.

(2)	Consists of options for 447,823 shares granted under our 2000 Long Term Incentive Plan, or the “2000 LTIP” and our Amended and Restated 1992 and 1994 Stock Option Plans, which we refer to collectively as, the “Employee Stock Option Plans”, 76,612 shares owned by Mr. Paz, 26,581 restricted shares awarded under the 2000 LTIP, and 13,416 phantom shares representing fully-vested investments in the “Company Stock Fund” under our Executive Deferred Compensation Plan, or the “EDCP”. Excluded are 2,047 phantom shares representing unvested investments in the Company Stock Fund under the EDCP, and 22,975 SARS granted under the 2000 LTIP, which are vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(3)	Consists of options for 22,411 shares granted under the 2000 LTIP, 928 restricted shares awarded under the 2000 LTIP, and 4,000 shares owned by a trust established by Mr. Benanav.

(4)	Consists of options for 104,000 shares granted under the 2000 LTIP, 928 restricted shares awarded under the 2000 LTIP, and 1,440 shares held in trusts for family members.

(5)	Consists of 10,000 shares granted under the 2000 LTIP, and 928 restricted shares awarded under the 2000 LTIP.

(6)	Consists of 2,000 shares owned by Mr. LaHowchic and 928 restricted shares awarded under the 2000 LTIP .

(7)	Consists of options for 36,000 shares granted under the 2000 LTIP, and 928 restricted shares awarded under the 2000 LTIP.

(8)	Consists of options for 42,707 shares granted under the 2000 LTIP, and 928 restricted shares awarded under the 2000 LTIP.

(9)	Consists of options for 21,000 shares granted under the 2000 LTIP and 928 restricted shares awarded under the 2000 LTIP.

(10)	Consists of options for 30,411 shares granted under the 2000 LTIP, 928 restricted shares awarded under the 2000 LTIP, and 6,608 shares owned by Mr. Sternberg, but excludes 1,080 shares held by Mr. Sternberg’s son as to which shares Mr. Sternberg disclaims beneficial ownership.

(11)	Consists of options for 645,600 shares granted under the Employee Stock Option Plans, 928 restricted shares awarded under the 2000 LTIP, 100,574 shares owned by Mr. Toan, and 34,915 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP.

(12)	Consists of options for 12,000 shares granted under the 2000 LTIP, 928 restricted shares awarded under the 2000 LTIP, and 106,000 shares owned by Mr. Waltman.

(13)	Consists of options for 77,640 shares granted under the Employee Stock Option Plans, 10,821 restricted shares awarded under the 2000 LTIP, 84,904 shares owned by Mr. Lowenberg, and 15,248 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 825 shares held by Mr. Lowenberg’s minor children, as to which Mr. Lowenberg disclaims beneficial ownership, and 9,621 SARS granted under the 2000 LTIP which vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(14)	Consists of options for 51,381 shares granted under the Employee Stock Option Plans, 7,097 restricted shares awarded under the 2000 LTIP, 53,405 shares owned by Mr. Boudreau, and 11,587 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 400 shares held by Mr. Boudreau’s spouse, as to which Mr. Boudreau disclaims beneficial ownership, and 5,860 SARS granted under the 2000 LTIP which vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(15)	Consists of options for 87,570 shares granted under the 2000 LTIP, 34,453 restricted shares awarded under the 2000 LTIP, and 11,642 shares owned by Mr. Stiften. Excluded are 477 phantom shares representing unvested investments in the Company Stock Fund under the EDCP and 9,226 SARS granted under the 2000 LTIP which vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(16)	Consists of options for 36,445 shares granted under the 2000 LTIP, 24,747 restricted shares awarded under the 2000 LTIP, 19,538 shares owned by Mr. Ignaczak, and 455 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 353 phantom shares representing unvested investments in the Company Stock Fund under the EDCP, and 3,256 SARS granted under the 2000 LTIP which vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(17)	Consists of options for 1,766,174 shares granted under the Outside Directors Plan and the Employee Stock Option Plans, 500,889 shares owned by directors and officers as a group, 179,060 restricted shares awarded under the 2000 LTIP, and 76,356 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 3,828 phantom shares representing unvested investments in the Company Stock Fund under the EDCP, and 67,060 SARS granted under the 2000 LTIP which vested on February 28, 2007, with an exercise price higher than closing market price as of March 1, 2007.

(18)	The information with respect to the beneficial ownership of these shares as of December 31, 2006 has been obtained from a copy of an Amendment No. 7 to Schedule 13G filed February 14, 2007. Such filing reports that the beneficial owner, New York Life Insurance Company, or “New York Life” shares voting power with respect to all of the shares reported, but has sole dispositive power as to all of the shares reported, and that NYLIFE, LLC, or “NYLife”, a subsidiary of New York Life, owns 9,000,000 of such shares. In August 2001, NYLife entered into a ten-year forward sale contract with respect to 9,000,000 of the shares of common stock, and, in April 2003 New York Life entered into a five-year forward sale contract with respect to 11,000,000 of the shares of common stock. Absent the occurrence of certain accelerating events, New York Life or NYLife, as applicable, retains the right to vote the shares subject to such forward sale contracts, but is subject to restrictions on the transfer of such shares. The address for New York Life and NYLife is 51 Madison Avenue, New York, NY 10010. Mr. Sternberg, one of our directors, is also a director and holds various executive positions with New York Life, as described herein, and Mr. Benanav, one of our directors, was also a director and held various executive positions with New York Life, as described herein, prior to his retirement from New York Life in March 2005. Mr. Sternberg and Mr. Benanav have both disclaimed beneficial ownership of the shares owned by New York Life or its subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2006 relating to our equity compensation plans under which equity securities are authorized for issuance:

					Number of securities
					remaining available for
			Weighted-average		future issuance under
	Number of securities to be		exercise price of		equity compensation
	issued upon exercise of		outstanding		plans (excluding
	outstanding options,		options, warrants,		securities reflected
	warrants and rights		rights		in column (a))
Plan Category	(a)		(b)		(c)

Equity Compensation Plans approved by security holders	5,504,708	(3)	$39.00	(4)	8,742,206	(1)(2)
Equity Compensation Plans not approved by security holders	0		—		0

Total	5,504,708	(3)	$39.00	(4)	8,742,206	(1)(2)

(1)	The number of shares available for distribution under the 2000 LTIP is increased by any shares made available as a result of forfeitures of awards made under the 2000 LTIP, or any of our Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors.

(2)	Includes 7,107,376 shares remaining available for future issuance under the 2000 LTIP. The 2000 LTIP provides for the issuance of restricted stock awards and a portion of these remaining shares will likely be issued as restricted stock awards.

(3)	Includes shares which were issued under our Employee Stock Purchase Plan for the month of January 2007. Does not include restricted stock or performance shares awarded since December 31, 2006.

(4)	Shares allocated to the EDCP and shares which were issued for the month of January 2007 under our Employee Stock Purchase Plan are not included in the weighted average computation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Express Scripts, Inc. is composed of four directors who, in the judgment of our board of directors, meet the independence requirements of the Nasdaq Global Select Market. Since 1992 the Audit Committee has operated under a Charter adopted by our board of directors. The Charter, as amended, is available through the “Investor Information” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the Securities and Exchange Commission rules:

•	The Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP, or “PwC”, our company’s independent registered public accountants, the audited consolidated financial statements of our company for the year ended December 31, 2006 (the “Financial Statements”).

•	PwC has advised the management of our company and the Audit Committee that it has discussed with them all the matters required to be discussed by Statement of Accounting Standards 61, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Audit Committee has received from PwC the written disclosures and the letter required by Independent Standards Board Standard No. 1 (which relates to the auditor’s independence from our company and its related entities), as adopted by the PCAOB in Rule 3600T, and has discussed PwC’s independence with them.

•	Based upon the aforementioned review, discussions and representations of PwC, and the unqualified audit opinion presented by PwC on the Financial Statements, the Audit Committee recommended to the board of directors that the Financial Statements be included in our Annual Report on Form 10-K.

Respectfully submitted,
Frank Borelli, Chairman
Maura C. Breen
Nicholas J. LaHowchic
John O. Parker, Jr.

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and Nasdaq, and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with New York Life

Stock Ownership.  New York Life currently owns 20,000,000 shares (or approximately 14.72%) of our outstanding common stock, based on Amendment No. 7 to Schedule 13G filed February 14, 2007.

In August 2001, New York Life and its subsidiary NYLIFE, LLC, or “NYLife” entered into a ten-year forward sale contract with an affiliate of Credit Suisse First Boston Corporation, or “CSFB”, with respect to 9,000,000 of its shares of our common stock, and, in April 2003, New York Life entered into a five-year forward sale contract with CSFB and one of CSFB’s affiliates with respect to 11,000,000 of its shares of our Common Stock. New York Life has reported that, absent the occurrence of certain accelerating events, it will retain the right to vote the shares under the forward sale contracts, or the “Forward Sale Shares”, during the term of each forward sale contract.

Stockholder and Registration Rights Agreement.  We are a party to a Stockholder and Registration Rights Agreement with New York Life. The rights agreement was originally entered into in connection with the November 2000 offering of a portion of the shares of our common stock then held by New York Life. The principal terms of this agreement are as follows:

Rights Regarding the Board of Directors.  The rights agreement originally provided New York Life with the right to designate for nomination two directors to our board of directors as long as the aggregate number of shares of our common stock held by New York Life and its non-investment subsidiaries exceeded certain minimum levels. As a result of a series of transactions involving the shares held by New York Life and its affiliates completed during 2003, New York Life’s nomination right was reduced to one, and, following certain transactions completed during 2006 New York Life’s nomination right was eliminated. Under the terms of the rights agreement, New York Life’s nomination right cannot be resurrected.

Registration Rights.  As long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold more than 6,000,000 shares of our common stock, New York Life may request that we effect up to three registrations of all or part of such shares with the SEC. One of these registrations may be requested to be effected as a “shelf registration” (allowing registration prior to the actual offering), and two of these registrations may be requested to be effected as firm underwritten offerings under the Securities Act of 1933. We are not obligated to file a registration statement at the request of New York Life: (1) within a period of 90 days after the effective date of any other registration statement filed by us (other than a registration statement concerning employee benefit plans); or (2) while a registration statement relating to a shelf registration filed at the request of New York Life is effective under the Securities Act. In addition, so long as New York Life and its non-investment subsidiaries, in the aggregate, beneficially hold in excess of 6,000,000 shares of the common stock, if we propose to register shares of common stock for our account under the Securities Act (other than a registration concerning employee benefit plans), New York Life will have piggy-back rights with respect to such registration. The underwriters of any such offering have the right to limit the number of shares included by New York Life in any such registration if the managing underwriter indicates that, in its opinion, the number of shares to be included by New York Life would adversely affect the offering. We would bear the expenses of any registration described in this paragraph.

Voting of Common Stock.  New York Life and its subsidiaries have agreed to vote any shares of our common stock held by them in favor of the slate of nominees for the our Board of Directors recommended by us. However, this voting requirement does not apply to any of the Forward Sale Shares held by third parties and which New York Life would have to recall in order to vote, provided that (i) New York Life gives us notice indicating that such shares are being held by third parties, and (ii) we do not require New York Life to nonetheless recall such shares. We do not presently intend to call for the recall of such shares to be voted at the meeting.

Term.  The Stockholder and Registration Rights Agreement will terminate on the earlier of: (1) November 7, 2008 or (2) at such time as New York Life and its non-investment subsidiaries, in the aggregate, own less than 6,000,000 shares of our common stock.

Other Relationships and Transactions.  Pursuant to agreements with New York Life, we provide pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2006, we derived approximately $30.1 million, or 0.17% of our total revenues for 2006, from all services provided to New York Life.

New York Life Benefit Services, Inc., a subsidiary of New York Life, administers our 401(k) and deferred compensation plans. We paid New York Life Benefit Services approximately $56,000 for such services during 2006.

Transactions With Related Persons — Policies and Procedures

Our Corporate Governance Committee is responsible for reviewing and approving all material transactions with any related persons. This obligation is set forth in our Corporate Governance Committee’s Charter. A copy of the Corporate Governance Committee Charter is available in the Investor Information section of our website at www.express-scripts.com under the “Corporate Governance Documents”. (Information on our website does not constitute part of this registration statement).

To identify related person transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have a material interest. We review related party transactions due to the potential for a conflict of interest. Our Code of Ethics and Corporate Code Business Conduct require all directors, officers and employees who may have a conflict of interest to promptly notify our General Counsel, Board, Compliance Committee or Chief Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. (Information on our website does not constitute part of this proxy statement).

II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2006. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a vote of the stockholders, the Audit Committee continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2005 and December 31, 2006, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2005	2006

Audit fees(1)	$2,074,450	$2,448,226
Audit-related fees(2)	96,881	—
Tax fees	—	—
All other fees(3)	1,500	1,500

Total Fees	$2,172,831	$2,449,726

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports on internal control reviews required by regulators.

(2)	Audit-related fees are fees paid for assurance and related services performed by our independent registered public accountant including due diligence services related to contemplated mergers and acquisitions, internal control reviews not required by regulators, and employee benefit plan audits.

(3)	All other fees includes any fees earned for services rendered by PricewaterhouseCoopers LLP during 2005 and 2006 which are not included in any of the above categories. The other fees for 2005 and 2006 consist of licensing fees paid by us with respect to certain accounting research software.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accountants

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2007.

STOCKHOLDER PROPOSALS

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2008, any such notice must be received by us at our principal executive offices between January 24, 2008 and February 23, 2008 to be considered timely for purposes of the 2008 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.

Stockholder proposals intended to be presented at the 2008 annual meeting must be received by us at our principal executive office no later than December 25, 2007, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

ONLINE DELIVERY OF DOCUMENTS

If you would like to receive next year’s proxy statement, Annual Report and all other stockholder information electronically, visit the Investor Overview section of our website, which can be accessed from the Investor Information section of our homepage at www.express-scripts.com. By electing to receive these materials electronically, you can save us the cost of producing and mailing these documents.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts, Inc., Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121.

SOLICITATION OF PROXIES

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by us. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by our officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $6,500, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Thomas M. Boudreau
Senior Vice President, General Counsel and Secretary

April 23, 2007

The Report of the Compensation and Development Committee on Executive Compensation will be deemed incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006, but will only be deemed “furnished” and not filed under the Securities Exchange Act of 1934. The Report of the Audit Committee and the Report of the Compensation and Development Committee on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and will not otherwise be deemed filed under such Acts, except to the extent that we otherwise specifically incorporate this information by reference.

April 23, 2007

Dear Stockholder:

The Annual Meeting of Stockholders of Express Scripts, Inc. will be held at the offices of the Company, One Express Way, Saint Louis, Missouri 63121, at 9:30 a.m. on Wednesday, May 23, 2007.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, vote by telephone or the Internet or execute the attached proxy form below, and return it promptly in the envelope provided.

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

☑ Please Detach and Mail in the Envelope Provided ☑

X	Please mark your votes as in this example.

(1) Election of Directors

ð	FOR ALL THE NOMINEES LISTED BELOW (except as marked to the contrary below)	ð	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES:

GARY G. BENANAV	JOHN O. PARKER, JR.
FRANK J. BORELLI	GEORGE PAZ
MAURA C. BREEN	SAMUEL K. SKINNER
NICHOLAS J. LaHOWCHIC	SEYMOUR STERNBERG
THOMAS P. Mac MAHON	BARRETT A. TOAN
WOODROW A. MYERS JR.	HOWARD L. WALTMAN

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name below.

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2007.	For	Against	Abstain
	ð	ð	ð
This Proxy will be voted “FOR” items 1 and 2 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, the Proxy will be voted in accordance with the recommendation of management.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

EXPRESS SCRIPTS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 23, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints George Paz and Thomas M. Boudreau, or either one of them, as attorneys-in-fact, agents and proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in Express Scripts, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held on May 23, 2007 at 9:30 A.M., at the offices of the Company, One Express Way, Saint Louis, Missouri 63121, or at any adjournment or postponement thereof, upon the matters described in the Notice of such meeting and accompanying Proxy Statement, receipt of which is acknowledged, and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given. Please sign exactly as the name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized persons.

Dated:
(Signature)

(Signature if held jointly)